UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            November 13, 2006

GOLF GALAXY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51460	41-1831724
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7275 Flying Cloud Drive
Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (952) 941-8848

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

MERGER AGREEMENT

On November 13, 2006, Golf Galaxy, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of November 13, 2006 (the “Merger Agreement”), with Dick’s Sporting Goods, Inc. (“Purchaser”) and Yankees Acquisition Corp., a wholly-owned subsidiary of Purchaser (“Sub”).  The Merger Agreement was unanimously approved by the Board of Directors of both Purchaser and the Company.  The joint press release of the Company and Purchaser announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Merger Agreement provides that at the closing Sub will be merged with and into the Company (the “Merger”) and each outstanding share of common stock of the Company, other than shares owned by Purchaser or Sub and other than shares with respect to which dissenters’ rights have been properly asserted, will be converted into the right to receive $18.82 per share in cash, without interest (the “Merger Consideration”).  As a result of the Merger, the Company will become a wholly-owned subsidiary of Purchaser.

The Merger Agreement contains a “go-shop” provision that permits the Company to solicit, engage in discussions regarding, negotiate and take other actions designed to facilitate, alternative acquisition proposals from up to eight parties, commencing immediately and concluding at midnight on December 2, 2006, at which time the Company is required to terminate any pending discussions or negotiations.  With the exception of the foregoing provision, the Company is subject to a “no-shop” restriction on its ability to solicit, engage in discussions regarding, negotiate or take other actions designed to facilitate, an alternative acquisition proposal.  The Company may engage in such activities only if it receives an unsolicited proposal that in the good faith judgment of its Board of Directors is superior to, or could reasonably be expected to result in a proposal that is superior to, the Merger Agreement and the transactions contemplated thereby.  However, if the proposal is submitted by a party that was properly solicited by the Company on or prior to December 2, 2006, the Company may not engage in such activities unless, in the good faith judgment of the Company Board of Directors, the proposal is superior on its face to the Merger Agreement and the transactions contemplated thereby.  The Company is also permitted to engage in such activities if a failure to do so could cause the Company’s Board of Directors not to satisfy its fiduciary duties.

Consummation of the Merger is subject to customary conditions, including shareholder approval of the Merger Agreement, the expiration of the Hart-Scott-Rodino waiting period and the absence of any other legal or regulatory restraints on consummation of the Merger.  The merger is expected to be completed in early 2007, but no earlier than February 6, 2007.  If the Merger Agreement is terminated under certain specified circumstances, the Company will be required to pay Purchaser a termination fee of $8,000,000.  If the Merger Agreement is terminated under certain other circumstances, Purchaser or the Company may be required to reimburse the other party for the other party’s out-of-pocket fees and expenses, up to a maximum of $2,000,000.

The foregoing description summarizes some of the material provisions of the Merger Agreement, but it is not intended to be an exhaustive discussion of the Merger Agreement, and is qualified by reference to the complete copy of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.  Additionally, the representations and warranties contained in the Merger Agreement may have been made for the purposes of allocating contractual risk between the parties to the

Merger Agreement rather than establishing those matters as facts, and such representations may also be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

VOTING AGREEMENT

In connection with the Merger, certain of the Company’s shareholders, including Randall K. Zanatta and Gregory B. Maanum, who are also executive officers of the Company, have entered into a voting agreement with Purchaser and Sub, covering an aggregate number of Company shares and stock options representing at the time of signing 19.99% of the Company’s outstanding shares of Common Stock.  Under the voting agreement, such shareholders have agreed to vote in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and against any proposal from any other party or any action that would or is designed to delay, prevent or frustrate the Merger.  The voting agreement also prohibits the transfer of the Company’s securities unless the transferee agrees to be bound by the voting agreement.  In the event the Merger Agreement is terminated, Purchaser or Sub materially breach the Merger Agreement or the Merger Agreement is amended in a manner adverse to the shareholders that are parties to the voting agreement, the voting agreement will terminate.

ADDITIONAL INFORMATION

This information may be deemed to be solicitation material with respect to the proposed Merger.  In connection with the proposed Merger, the Company intends to file a proxy statement with the United States Securities and Exchange Commission (“SEC”).  THE COMPANY URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PURCHASER, SUB AND THE PROPOSED MERGER.  Investors and security holders will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company, Purchaser and Sub at http://www.sec.gov, the SEC’s website.  Free copies of the Company’s SEC filings may also be obtained at http://www.golfgalaxy.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers and certain of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of the Company with respect to the Merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s proxy statement when it is filed with the SEC.  Information regarding the Company’s directors and executive officers is also set forth in the proxy statement for the Company’s 2006 Annual Meeting, which was filed with the SEC on June 26, 2006.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit Number		Description

2.1		Agreement and Plan of Merger, dated as of November 13, 2006, by and among Golf Galaxy, Inc., Dick’s Sporting Goods, Inc. and Yankees Acquisition Corp.*

99.1		Press Release of Golf Galaxy, Inc. and Dick’s Sporting Goods, Inc., dated November 13, 2006, regarding the Merger

	*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLF GALAXY, INC.
(Registrant)

Date: November 14, 2006	By	/s/ Richard C. Nordvold
Richard C. Nordvold
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of November 13, 2006, by and among Golf Galaxy, Inc., Dick’s Sporting Goods, Inc. and Yankees Acquisition Corp.*
99.1	Press Release of Golf Galaxy, Inc. and Dick’s Sporting Goods, Inc. dated November 13, 2006, regarding the Merger
*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.